Exhibit 5

                                 ASSIGNMENT FORM
                                   [B Warrant]

     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:


                                                                 No. of Stock
                    Name and Address of Assignee                     Units
                            ERLY INDUSTRIES INC.                    257,679
                 10990 Wilshire Blvd. Suite 1800
                          Los Angeles, CA  90024


and does hereby irrevocably constitute and appoint ERLY Industries Inc. Attorney to make such transfer on the books of ERLY Industries Inc., a California corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:  August 5, 1996


                                             /s/ ING (U.S.) INVESTMENT
                                             CORPORATION
                                             ING (U.S.) Investment Corporation
                                                      by:      Michael W. Adler
                                                      its:     Attorney-In-Fact


                                             /s/ GERLACH JACOBS
                                             Witness
                                                   by:      Gerlach Jacobs